EXHIBIT 10.2


                                    AMENDMENT


     This Amendment ("Amendment") is made this 7th day of February 2006 by and between INTERLAND, INC. ("Interland") and WEB INTERNET, LLC ("WILLC").

                                   BACKGROUND

     WILLC and Interland are parties to that certain Asset Purchase Agreement dated November 29, 2005 pursuant to which WILLC and Will Pemble sold, assigned and delivered to Interland certain assets related to the Web Business (the "Purchase Agreement"). Pursuant to the Purchase Agreement Interland and WILLC entered into a Transition Services Agreement ("Transition Services Agreement") dated December 23, 2005 pursuant to which WILLC agreed to provide certain services. In consideration of their mutual obligations, the receipt and sufficiency of which are hereby acknowledge, WILLC and Interland wish to amend the Transition Services Agreement as provided in this Amendment.


1. Pemble Duties. The following shall be added as Section B.5 of Exhibit A of the Transition Services Agreement.

        Service                                         Termination Date      Fees and Costs
------- ----------------------------------------------- --------------------- -------------------------------
5       DUTIES OF WILL PEMBLE                           4/1/06                Upon completion of the
                                                                              Relocation, Interland will
        WILLC shall provide the services of Will                              pay to Will Pemble,
        Pemble ("Pemble") to oversee WILLC's duties                           individually, the sum of
        pursuant to this Agreement from February 1,                           $92,500; provided, however,
        2006 through the termination of this                                  that if the Relocation has
        Agreement.                                                            not been completed by April
                                                                              30, 2006. primarily as a
        In particular, Pemble will manage and                                 result of delays in the
        coordinate the operations of WILLC with a                             completion of the Relocation
        view towards completing an orderly and                                caused by Interland,
        efficient transfer of its operations from the                         Interland will pay the sum of
        facility located at 6 Berkshire Blvd, Bethel,                         $92,500 to Will Pemble on May
        CT  06801 ("Facility") to Interland's                                 1, 2006.
        headquarters in Atlanta or such other place
        as Interland may specify (such process being
        the "Relocation").  Interland and WILLC
        acknowledge and agree that the Relocation
        shall be complete upon the closure of the
        Facility and the surrender of the Facility to
        the landlord.

2. Miscellaneous. Capitalized terms not otherwise defined or limited herein are used as defined in the Purchase Agreement and Transition Services Agreement.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

4. No Other Amendment. Except for the modifications provided for in this Amendment, all terms and conditions of the Purchase Agreement and Transition Services Agreement shall remain in full force and effect.

Authorized representatives of the parties have read this Amendment and all documents referred to or incorporated herein, and agree to and accept such terms and conditions as of the date first written above.


INTERLAND, INC.                             WEB INTERNET, LLC

By:      /s/ Jeffrey M. Stibel              By:      /s/ William Pemble

Name:    Jeffrey M. Stibel                  Name:    William Pemble

Title:   President and CEO                  Title:   CEO